Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Dan Spiegelman	John Bluth
SVP & Chief Financial Officer	Director, Corporate Communications
(650) 384-8509	(650) 384-8850

Christopher Chai	Carol Harrison
Treasurer & Executive Director, Investor Relations	Fleishman-Hillard
(650) 384-8560	(212) 453-2442

CV THERAPEUTICS AND FDA AGREE TO CANCEL SEPTEMBER

RANEXA(TM) ADVISORY COMMITTEE MEETING

PALO ALTO, Calif., August 1, 2003 – CV Therapeutics (Nasdaq: CVTX) announced that it had reached agreement today with the U.S. Food and Drug Administration (FDA) to cancel the review of Ranexa(TM) (ranolazine) by the Cardiovascular and Renal Drugs Advisory Committee in September 2003.

CV Therapeutics and the FDA agreed that a September advisory committee meeting, which would have required a mid-August distribution of briefing packages to advisory committee members, would not have provided sufficient time for CVT and the FDA to complete ongoing discussions, communications and analyses of the Ranexa NDA.

CV Therapeutics submitted a new drug application (NDA) for Ranexa to the FDA on December 30, 2002. Under the Prescription Drug User Fee Act III, the action date for the Ranexa NDA is October 30, 2003.

If approved, Ranexa would represent the first new class of anti-anginal therapy in the United States in more than 20 years.

Company management will webcast a conference call to discuss this announcement on Monday, August 4, at 8:30 a.m. EDT, 5:30 a.m. PDT, on the company’s website.

To access the live webcast, please log on to the company’s website at www.cvt.com and go to the Investor Information section. Alternatively, domestic callers may participate in the conference call by dialing (888) 370-6121, and international callers may participate in the conference call by dialing (706) 679-7163. Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call through Thursday, August 11, 2003. Domestic callers can access the replay by dialing (800) 642-1687, and international callers can access the replay by dialing (706) 645-9291; the PIN access number is 2121784.

None of CV Therapeutics’ products have been approved for marketing by the FDA or other foreign regulatory agencies. Any products of the company discussed here are currently under investigation in clinical trials subject to United States Investigational New Drug applications, and as applicable, appropriate clinical trial applications to regulatory authorities outside the United States. CV Therapeutics’ products have not been determined to be safe or effective in humans for any uses.

About CV Therapeutics

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases. CV Therapeutics currently has four compounds in clinical trials. If approved by the FDA, Ranexa would represent the first new class of anti-anginal therapy in more than 20 years. Tecadenoson, an A1-adenosine receptor agonist, is being developed for the potential reduction of rapid heart rate during atrial arrhythmias. CVT-3146, a selective A2A-adenosine receptor agonist, is being developed for potential use as a pharmacologic stress agent in cardiac perfusion imaging studies. Adentri(TM), an A1-adenosine receptor antagonist for the potential treatment of acute and chronic congestive heart failure, is licensed to Biogen, Inc. For more information, please visit CV Therapeutics’ website at http://www.cvt.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to development and commercialization of the company’s products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, early stage of development; the timing of clinical trials; the dependence on collaborative and licensing agreements; approval and commercialization of our products; and other risks detailed from time to time in CVT’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002. CVT disclaims any intent or obligation to update these forward-looking statements.

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